Exhibit 99.7
Excerpts from “2006-2007 Budget – Budget Speech”, March 23, 2006

GOUVERNEMENT DU QUÉBEC
SUMMARY OF CONSOLIDATED FINANCIAL TRANSACTIONS
2005-2006 FISCAL YEAR
(millions of dollars)

	April 21, 2005 Budget Speech	Preliminary results

Budgetary transactions of the Consolidated
Revenue Fund
Own-source revenue	45 528	45 476
Federal transfers	9 607	9 972

Total revenue	55 135	55 448

Program spending	- 48 407	- 48 940
Debt service	- 6 995	- 6 849

Total expenditure	- 55 402	- 55 789

Net results of consolidated organizations	267	341

Consolidated budgetary balance	0	0

Consolidated non-budgetary transactions
Investments, loans and advances	- 1 517	- 1 345
Capital expenditures	- 1 242	- 1 247
Retirement plans	2 016	2 174
Other accounts	309	- 218

Non-budgetary requirements	- 434	- 636

Net financial requirements	- 434	- 636

Consolidated financing transactions
Change in cash position	2 661	197
Change in direct debt[1]	- 1 072	4 652
Retirement plans sinking fund	- 1 155	- 4 213

Total financing of transactions	434	636

Note:	A negative entry indicates a financial requirement and a positive entry, a source of financing. For the change in cash position, a negative entry indicates an increase and a positive entry, a decrease.

[1]	The preliminary results for 2005-2006 take into account borrowings of $2 590 million made in advance.

GOUVERNEMENT DU QUÉBEC
SUMMARY OF CONSOLIDATED FINANCIAL TRANSACTIONS
2006-2007 FORECAST
(millions of dollars)

Budgetary transactions of the Consolidated Revenue Fund
Own-source revenue	47 105
Federal transfers	10 796

Total revenue	57 901
Program spending	- 50 873
Debt service	- 7 205

Total expenditure	- 58 078
Net results of consolidated organizations	177

Budgetary balance for the purposes of the Balanced Budget Act	0

Net results of the Generations Fund	74

Consolidated budgetary balance	74

Non-budgetary requirements	- 569

Net financial requirements	- 495

Consolidated financing transactions
Change in cash position	2 516
Change in direct debt	966
Retirement plans sinking fund	- 2 987

Total financing of transactions	495

Note:	A negative entry indicates a financial requirement and a positive entry, a source of financing.

GOUVERNEMENT DU QUÉBEC
BUDGETARY REVENUE OF THE CONSOLIDATED REVENUE FUND
2006-2007 FORECAST
(millions of dollars)

Own-source revenue
Income and property taxes
Personal income tax	17 309
Health Services Fund	5 331
Corporate taxes[1]	4 349

26 989

Consumption taxes
Retail sales	10 108
Fuel	1 717
Tobacco	852
Alcoholic beverages	431

13 108

Duties and permits
Motor vehicles	745
Natural resources	60
Other	164

969

Miscellaneous
Sales of goods and services	396
Interest	424
Fines, forfeitures and recoveries	461

1 281

Revenue from government enterprises
Hydro-Québec	2 500
Loto-Québec	1 524
Société des alcools du Québec	702
Other	32

4 758

Total own-source revenue	47 105

Federal transfers
Equalization	5 354
Health transfers	3 605
Transfers for postsecondary education and other social programs	1 041
Other programs	796

Total federal transfers	10 796

Total budgetary revenue	57 901

[1]	Includes tax on corporate profits, tax on capital and tax on premiums in lieu of the tax on capital for insurance companies, as well as the tax on public services.

GOUVERNEMENT DU QUÉBEC
NON-BUDGETARY TRANSACTIONS
2006-2007 FORECAST
(millions of dollars)

Investments, loans and advances
Consolidated Revenue Fund	- 1 497
Consolidated organizations	2

Total investments, loans and advances	- 1 495

Capital expenditures
Consolidated Revenue Fund
Net investments	- 304
Depreciation	226

- 78
Consolidated organizations	- 1 171

Total capital expenditures	- 1 249

Retirement plans
Contributions	5 947
Benefits and other payments	- 3 690

Total retirement plans	2 257

Other accounts
Consolidated Revenue Fund	- 5
Consolidated organizations	- 77

Total other accounts	- 82

Total non-budgetary transactions	- 569

Note:	A negative entry indicates a financial requirement and a positive entry, a source of financing.

GOUVERNEMENT DU QUÉBEC
FINANCING TRANSACTIONS
2006-2007 FORECAST
(millions of dollars)

Change in cash position
Consolidated Revenue Fund	2 590
Consolidated organizations	--
Generations Fund	- 74

Total change in cash position	2 516

Change in direct debt
Consolidated Revenue Fund
New borrowings	4 702
Repayment of borrowings	- 4 805

- 103
Consolidated organizations
New borrowings	1 527
Repayment of borrowings	- 458

1 069

Total change in direct debt	966

Retirement plans sinking fund	- 2 987

Total financing of transactions	495

Note:	A negative entry indicates a financial requirement and a positive entry, a source of financing. For the change in cash position, a negative entry indicates an increase and a positive entry, a decrease.